UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2018

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
Ameren Corporation	☐
Union Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01	Other Events.

On May 16, 2018, Senate Bill 564 (“SB 564”) was approved by the Missouri General Assembly and will be sent to the Missouri governor. If it becomes law, SB 564 would result in certain changes to Missouri utility laws that affect the regulation of the electric service business of Union Electric Company, doing business as Ameren Missouri.

Under SB 564, within 90 days of becoming law, the Missouri Public Service Commission (“MoPSC”) would be required to authorize a reduction in rates to pass through to customers the effect of the Tax Cuts and Jobs Act of 2017 (“TCJA”), giving effect to such action retroactive to January 1, 2018.

SB 564 would permit each electric utility to elect to use plant-in-service accounting (“PISA”). Electric utilities that do not elect to use PISA would be eligible to request permission to implement revenue decoupling for residential and other non-demand metered customer classes. By electing the use of PISA, Ameren Missouri would be permitted to defer and recover 85% of both the depreciation expense and the return on changes in net rate base driven by certain property, plant, and equipment placed in-service after August 28, 2018, and not included in base rates. PISA deferrals would exclude amounts related to new coal-fired, nuclear and natural gas generating units, and service to new customer premises. Upon approval in a regulatory rate review, PISA deferrals would be added to rate base and recovered in rates over a 20-year term, subject to customer rate increase caps as described below.

For electric utilities that elect to use PISA, additional provisions apply, including caps on prospective customer rate increases. For Ameren Missouri, customer rate increases would be limited to a 2.85% compound annual growth rate in the average overall customer rate per kilowatthour, applied to electric rates established April 1, 2017, less half of the 2018 savings from the TCJA passed on to customers. Ameren Missouri would be unable to recover from customers amounts above the 2.85% rate cap. If rate changes from the fuel adjustment clause (“FAC”) or renewable energy standard rate adjustment mechanism (“RESRAM”) riders would cause rates to temporarily exceed the 2.85% rate cap, the overage would be deferred for future recovery in the next regulatory rate review; however, rates established in such regulatory rate review would be subject to the rate cap. Upon election to use PISA, Ameren Missouri’s electric base rates would also be frozen until April 1, 2020. Recoveries under the FAC, the RESRAM, and the Missouri Energy Efficiency Investment Act riders would not be frozen, but would be subject to the possible deferral of overages under the FAC or RESRAM riders as noted above.

Both the rate cap and PISA would be effective through December 2023, unless Ameren Missouri requests and receives MoPSC approval of an extension through December 2028. The enactment of SB 564 would support Ameren Missouri’s ability to invest approximately $1 billion of incremental capital over the 2019 to 2023 period to strengthen and modernize Missouri’s electric grid. There is no assurance that SB 564 will become law.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Chairman and President

Date: May 17, 2018